IIPRC State Contact Information

Listed below is the state insurance department contact information for our Compacting States, for use as required under the Uniform Standards.

State Insurance Department Address	Main Phone Number	Fax Number	Email Address
Alabama Department of Insurance 201 Monroe Street, Suite 502 P.O. Box 303351 Montgomery, AL 36130-3351	(334) 269-3550	(334) 241-4192	Insdept@insurance.alabama.gov

Alaska Division of Insurance 550 West 7th Avenue, Suite 1560 Anchorage, AK 99501-3567	(907) 269-7900	(907) 269-7910	insurance@alaska.gov

Arizona Department of Insurance 2910 N. 44th Street, Ste. 210 (2nd Floor) Phoenix, AZ 85018-7269	(602) 364-2499	(602) 364-2505	Consumers@azinsurance.gov

Arkansas Insurance Department 1200 West Third Street Little Rock, AR 72201-1904	(501) 371-2600	(501) 371-2618	insurance.compliance@ arkansas.gov

Colorado Division of Insurance 1560 Broadway, Suite 850 Denver, CO 80202	(303) 894-7499	(303) 894-7455	insurance@dora.state.co.us

Connecticut Insurance Department 153 Market Street, P.O. Box 816 Hartford, CT 06142-0816	(860) 297-3800	(860) 566-7410	cid.admin@ct.gov

Georgia Department of Insurance Two Martin Luther King, Jr. Drive West Tower, Suite 704 Atlanta, GA 30334	(404) 656-2056	(404) 656-4688

Hawaii Insurance Division P.O. Box 3614 Honolulu, HI 96811-3614	(808) 586-2790	(808) 586-2806	insurance@dcca.hawaii.gov

Idaho Department of Insurance 700 West State Street, 3rd Floor P.O. Box 83720 Boise, ID 83720-0043	(208) 334-4250	(208) 334-4398

Illinois Department of Insurance 320 West Washington Street Springfield, IL 67267-0001	(217) 782-4515	(217) 782-5020	DOI.InfoDesk@illinois.gov

Indiana Department of Insurance 311 W. Washington Street Suite 103 Indianapolis, IN 46204-2787	(317) 232-2385	(317) 232-5251	DOI@idoi.in.gov

Iowa Division of Insurance Two Ruan Center 601 Locust, 4th Floor Des Moines, IA 50309-3738	(515) 281-5705	(515) 281-3059	Online Form

Kansas Department of Insurance 420 S.W. 9th Street Topeka, KS 66612-1678	(785) 296-3071	(785) 296-7805	commissioner@ksinsurance .org

ICC18-VABB-0115AO	i	(Compact-Standard) (2/2019)

State Insurance Department Address	Main Phone Number	Fax Number	Email Address
Kentucky Office of Insurance P.O. Box 517 Frankfort, KY 40602-0517	(502) 564-3630	(502) 564-1453

Louisiana Department of Insurance 1702 North 3rd Street P.O. Box 94214 Baton Rouge, LA 70802	(800) 259-5300	(225) 342-5711	Online Form

Maine Bureau of Insurance 34 State House Station Augusta, ME 04333-0034	(207) 624-8475	(207) 624-8599	Insurance.PFR@maine.gov

Maryland Insurance Administration 200 St. Paul Place, Suite 2700 Baltimore, MD 21202-2272	(410) 468-2090	(410) 468-2020	Online Form

Massachusetts Division of Insurance 1000 Washington Street, 8th Floor Boston, MA 02118-2218	(617) 521-7794	(617) 521-7575

Michigan Department of Insurance and Financial Services P.O. Box 30220 Lansing, MI 48909-7720	(877) 999-6442	(517) 284-8715

Minnesota Department of Commerce 85 7th Place East, Suite 280 St. Paul, MN 55101-2198	(651) 539-1500	(651) 539-1550	insurance.commerce@state.mn.us

Mississippi Insurance Department 1001 Woolfolk State Office Bldg. 501 N. West Street Jackson, MS 39205	(800) 562-2957	(601) 359-1077

Missouri Department of Insurance, Financial Institutions and Professional Registration P.O. Box 690 Jefferson City, MO 65102-0690	(573) 751-3365	(573) 751-1165	consumeraffairs@insurance.mo.gov

Montana Office of the Commissioner of Securities and Insurance 840 Helena Ave. Helena, MT 59601	(406) 444-2040	(406) 444-3497	StateAuditor@mt.gov

Nebraska Department of Insurance P. O. Box 82089 Lincoln, NE 68501-2089	(402) 471-2201	(402) 471-4610	peg.jasa@nebraska.gov

Nevada Division of Insurance 1818 E. College Parkway, Suite 103 Carson City, NV 89706	(775) 687-0700	(775) 687-0787	insinfo@doi.state.nv.us

New Hampshire Department of Insurance 21 Fruit Street, Suite 14 Concord, NH 03301	(603) 271-2261	(603) 271-1406	requests@ins.nh.gov

New Jersey Department of Banking and Insurance P.O. Box 325 Trenton, NJ 08625	(609) 292-7272	(609) 777-0508

ICC18-VABB-0115AO	ii	(Compact-Standard) (2/2019)

State Insurance Department Address	Main Phone Number	Fax Number	Email Address
New Mexico Office of Superintendent of Insurance P.O. Box 1689 Santa Fe, NM 87504-1689	(505) 827-4601	(505) 827-4734

North Carolina Department of Insurance 1201 Mail Service Center Raleigh, NC 27699-1201	(855) 408-1212	(919) 733-0085	Online Form

Ohio Department of Insurance 50 West Town Street, Third Floor - Suite 300 Columbus, OH 43215-1067	(614) 644-2658	(614) 644-3743	Online Form

Oklahoma Department of Insurance P.O. Box 53408 Oklahoma City, OK 73107	(405) 521-2828	(405) 521-6635	Online Form

Oregon Insurance Division Consumer Advocacy Unit P.O. Box 14480 Salem, OR 97309-0405	(503) 947-7984	(503) 378-4351	cp.ins@state.or.us

Pennsylvania Department of Insurance 1326 Strawberry Square, 13th Floor Harrisburg, PA 17120	(717) 787-2317	(717) 787-8585

Puerto Rico Department of Insurance B5 Tabonuco St., Suite 216, PMB 356 Guaynabo, PR 00968-3029	(787) 304-8686	(787) 273-6265

Rhode Island Insurance Division 1511 Pontiac Avenue, Bldg. 69-2 Cranston, RI 02920	(401) 462-9520	(401) 462-9602	insuranceinquiry@dbr.ri.gov

South Carolina Department of Insurance P.O. Box 100105 Columbia, SC 29072	(803) 737-6180	(803) 737-6231	consumers@doi.sc.gov

Tennessee Department of Commerce & Insurance Davy Crockett Tower, 12th Floor 500 James Robertson Parkway Nashville, TN 37243-0565	(615) 741-2241	(615) 532-6934	Insurance.Info@TN.gov

Texas Department of Insurance P.O. Box 149104 Austin, TX 78714-9104	(800) 252-3439	(512) 490-1003	ConsumerProtection@tdi.texas.gov

Utah Insurance Department 3110 State Office Building Salt Lake City, UT 84114	(801) 538-3066		life.uid@utah.gov

Vermont Division of Insurance 89 Main Street, Drawer 20 Montpelier, VT 05620-3101	(802) 828-3301	(802) 828-3306	dfr.insuranceinfo@vermont.gov

Virginia Bureau of Insurance P.O. Box 1157 Richmond, VA 23218	(804) 371-9741	(804) 371-9873	bureauofinsurance@scc.virginia.gov

ICC18-VABB-0115AO	iii	(Compact-Standard) (2/2019)

State Insurance Department Address	Main Phone Number	Fax Number	Email Address
Washington State Office of Insurance P.O. Box 40255 Olympia, WA 98504-0256	(360) 725-7000	(360) 586-3535	Online Form

West Virginia Offices of the Insurance Commissioner P.O. Box 50540 Charleston, WV 25305-0540	(304) 558-3354	(304) 558-0412	consumer.service@wvinsurance.gov

Wisconsin Office of the Commissioner of Insurance PO Box 7873 Madison, WI 53707-7873	(608) 266-3585	(608) 266-9935	ocicomplaints@wisconsin.gov

Wyoming Department of Insurance 106 East 6th Avenue Cheyenne, WY 82002-0440	(307) 777-7401	(307) 777-2446	wyinsdep@state.wy.us

ICC18-VABB-0115AO	iv	(Compact-Standard) (2/2019)

[Nationwide Advisory Retirement Income AnnuitySM]

CONTRACT SPECIFICATIONS PAGE

CONTRACT INFORMATION

Parties to the Contract	Date of Birth
Contract Owner:
Joint Owner:
Annuitant:
Contingent Owner:
Contingent Annuitant:

Additional Issuing Information
Contract Number:
Date of Issue: Contract Type: Initial Purchase Payment: Annuity Commencement Date:

SUMMARY OF CONTRACT EXPENSES

Base Contract Variable Account Charges

Mortality and Expense Risk Charge

Administrative Charge

The Variable Account Charges above are shown as annual charges deducted from the Variable Account on a daily basis. They do not include charges associated with the election of any options which may be available under the Contract.

Fund Fee (if applicable)

Low-Cost Fund Fee

The Low-Cost Fund Fee is shown as an annual charge deducted from the Sub-Account Daily Net Assets on a daily basis. The Low-Cost Fund Fee above is only applicable to certain Sub-Accounts.

Contract Option(s) Elected by the Contract Owner	Additional Charge

PURCHASE PAYMENTS

Limits on Purchase Payments under the Contract

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life, if applicable, may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any amount not accepted will be returned to the Contract Owner.

ICC18-VABB-0115AO	v	(Compact-Standard) (2/2019)

CONTRACT REQUIREMENTS

Minimum Initial Purchase Payment:
Minimum Subsequent Purchase Payment:	]
Minimum Subsequent Purchase Payment by ACH:
(for subsequent purchase payments made via electronic funds transfer)
Minimum Contract Value Amount:
Minimum Annuity Payment Amount:
Maximum Annuitant Age:
Maximum Contingent Annuitant Age:

AVAILABLE CONTRACT OPTIONS

Death Benefit Options	Additional Charge

Standard Death Benefit (Return of Contract Value)	None

Return of Premium Death Benefit Option
Return of Premium Death Benefit Option with Spousal Protection

If an optional enhanced Death Benefit Option is NOT elected at the time of application, the Standard Death Benefit will be the default. There is no additional charge for the Standard Death Benefit. In addition, there is no additional charge for the Spousal Protection Death Benefit Feature associated with the optional Death Benefit Option. The additional charge for any Death Benefit, if applicable, is assessed as a percentage of the then current value of the Death Benefit on each Contract Anniversary until Annuitization.

Guaranteed Lifetime Withdrawal Benefit (“GLWB”) Options

Retirement Income DeveloperSM Option

Retirement Income DeveloperSM Option with Joint Option

The additional charge for the GLWB Option is deducted from the Variable Account once each year based on the value of the Income Benefit Base (see the Option for details). If you elected the GLWB Option with the Joint Option, Nationwide may assess a higher additional charge and/or offer lower Lifetime Withdrawal Percentages than would apply if you had elected the GLWB Option without the Joint Option.

The initial charge is stated above and is guaranteed under the conditions stated in the Option and in effect when it was issued. Utilization of non-automatic resets of the Income Benefit Base, as described in the Non-Automatic Reset section of the Option, may increase the additional charge, subject to the maximum charge stated in the Option. Refer to the GLWB Option form for additional information.

ICC18-VABB-0115AO	vi	(Compact-Standard) (2/2019)